Exhibit 99.1

FOR IMMEDIATE RELEASE                                                           Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2011 Results

    MILWAUKEE, October 21, 2011 -- ManpowerGroup (NYSE: MAN) today reported that earnings per diluted share for the three months ended September 30, 2011 were 97 cents compared to 62 cents in the prior year period. Net earnings in the quarter were $79.6 million compared to $51.3 million a year earlier. Revenues for the third quarter were $5.8 billion, an increase of 16 percent from the year earlier period, or an increase of 9 percent in constant currency.

Third quarter results were favorably impacted by 8 cents per diluted share, as foreign currencies were relatively stronger compared to the third quarter of 2010.

Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “We experienced solid growth throughout all geographies. In the third quarter, our strategic investments in differentiation, diversification and productivity contributed to our operating profit increase of 45%. Our core business, Manpower, continues to grow despite the tepid economic environment, while our professional and project-based resourcing business, Experis, and our solutions business are rapidly adding to profitability and enhancing ManpowerGroup’s positioning with our clients.

“We are anticipating the fourth quarter of 2011 diluted earnings per share to be in the range of 85 cents to 95 cents, which includes an estimated favorable currency impact of 3 cents. This is before expected reorganization charges of 15 to 20 cents per diluted share,” Joerres stated.

Earnings per diluted share for the nine months ended September 30, 2011 were $2.26 compared to $1.06 per diluted share in 2010. Net earnings were $188.0 million compared to $86.8 million in the prior year. Revenues for the nine-month period were $16.5 billion, an increase of 21 percent from the prior year, or an increase of 14 percent in constant currency. Foreign currency exchange rates had a favorable impact of 22 cents for the nine-month period.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 21, 2011 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world’s largest and industry-leading network of nearly 3,900 offices in over 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined – because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

ManpowerGroup is the most trusted brand in the industry, being the only company in our industry to be named to the Ethisphere Institute's 2011 World's Most Ethical Companies list for our proven commitment to ethical business practices, including an outstanding commitment to ethical leadership, compliance practices and corporate social responsibility. In addition, ManpowerGroup has also been recognized as the industry leader by Fortune magazine, who named the company in first place on its 2011 list of the Most Admired Companies in the temporary help sector.

In January 2011, at the World Economic Forum Annual Meeting in Davos, Switzerland, ManpowerGroup announced the world has entered the Human Age, where talent has replaced capital as the key competitive differentiator. Learn more about this new age at www.manpowergroup.com/humanage

Gain access to ManpowerGroup’s extensive thought leadership papers, annual Talent Shortage surveys and the Manpower Employment Outlook Survey, one of the most trusted indices of employment activity in the world, via the ManpowerGroup World of Work Insight iPad application. This thought leadership app explores the challenges faced by employers navigating the changing world of work and provides in-depth commentary, analysis, insight and advice on strategies for success.

Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: twitter.com/manpowergroupjj. Joerres is one of only six Fortune 500 CEOs who leverages a Twitter account to get his message out.

Forward-Looking Statements
This news release contains statements, including earnings projections and statements about revenue growth, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2010, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,782.3	$4,972.0	16.3%	8.8%
Cost of services	4,831.0	4,130.8	16.9%	9.3%
Gross profit	951.3	841.2	13.1%	6.1%
Selling and administrative expenses	793.3	732.3	8.3%	2.0%
Operating profit	158.0	108.9	45.1%	34.2%
Interest and other expenses	11.0	8.4	31.3%
Earnings before income taxes	147.0	100.5	46.3%	34.6%
Provision for income taxes	67.4	49.2	37.2%
Net earnings	$79.6	$51.3	55.0%	42.6%
Net earnings per share - basic	$0.97	$0.63	54.0%
Net earnings per share - diluted	$0.97	$0.62	56.5%	43.5%
Weighted average shares - basic	81.7	81.9	-0.2%
Weighted average shares - diluted	82.4	82.7	-0.4%

(a) Revenues from services include fees received from our franchise offices of $7.2 million and $6.8 million for the three months ended September 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $293.9 million and $273.3 million for the three months ended September 30, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$828.9	$797.0	4.0%	4.0%
Other Americas	381.1	317.1	20.2%	17.5%
	1,210.0	1,114.1	8.6%	7.8%
Southern Europe:
France	1,670.3	1,411.6	18.3%	8.2%
Italy	321.0	257.1	24.9%	14.4%
Other Southern Europe	206.9	183.0	13.0%	5.2%
	2,198.2	1,851.7	18.7%	8.8%

Northern Europe	1,595.6	1,365.0	16.9%	8.5%
APME	701.0	555.7	26.2%	14.5%
Right Management	77.5	85.5	-9.5%	-13.6%
	$5,782.3	$4,972.0	16.3%	8.8%

Operating Unit Profit: (a)
Americas:
United States	$32.1	$25.9	24.5%	24.5%
Other Americas	10.6	8.2	28.0%	24.6%
	42.7	34.1	25.3%	24.5%
Southern Europe:
France	27.9	25.0	11.5%	2.4%
Italy	19.1	11.4	68.6%	54.6%
Other Southern Europe	3.0	3.2	-3.7%	-7.6%
	50.0	39.6	26.6%	16.5%

Northern Europe	62.8	39.8	57.7%	47.0%
APME	21.7	13.1	64.4%	50.6%
Right Management	(1.9)	-	N/A	N/A
	175.3	126.6
Corporate expenses	(29.9)	(23.6)
Intangible asset amortization expense	(9.9)	(11.6)
Reclassification of French business tax	22.5	17.5
Operating profit	158.0	108.9	45.1%	34.2%
Interest and other expenses (c)	(11.0)	(8.4)
Earnings before income taxes	$147.0	$100.5

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.9 million and $4.0 million for the three months ended September 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $166.9 million and $169.0 million for the three months ended September 30, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$11.2	$10.0
Interest income	(2.0)	(1.2)
Foreign exchange loss (gain)	1.7	(0.3)
Miscellaneous expense (income), net	0.1	(0.1)
	$11.0	$8.4

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$16,522.0	$13,656.9	21.0%	13.7%
Cost of services	13,750.9	11,317.2	21.5%	14.2%
Gross profit	2,771.1	2,339.7	18.4%	11.6%
Selling and administrative expenses	2,376.7	2,119.1	12.2%	6.2%
Operating profit	394.4	220.6	78.8%	63.6%
Interest and other expenses	33.9	33.2	2.1%
Earnings before income taxes	360.5	187.4	92.4%	74.8%
Provision for income taxes	172.5	100.6	71.5%
Net earnings	$188.0	$86.8	116.6%	96.7%
Net earnings per share - basic	$2.30	$1.08	113.0%
Net earnings per share - diluted	$2.26	$1.06	113.2%	92.5%
Weighted average shares - basic	81.9	80.7	1.5%
Weighted average shares - diluted	83.3	81.7	1.9%

(a) Revenues from services include fees received from our franchise offices of $18.8 million and $17.2 million for the nine months ended September 30, 2011 and 2010, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $818.0 million and $704.5 million for the nine months ended September 30, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$2,371.4	$2,006.3	18.2%	18.2%
Other Americas	1,122.3	917.7	22.3%	18.4%
	3,493.7	2,924.0	19.5%	18.3%
Southern Europe:
France	4,668.1	3,775.0	23.7%	15.0%
Italy	950.5	750.1	26.7%	18.0%
Other Southern Europe	580.6	509.9	13.8%	6.9%
	6,199.2	5,035.0	23.1%	14.7%

Northern Europe	4,618.5	3,851.4	19.9%	11.4%
APME	1,966.7	1,558.9	26.1%	14.1%
Right Management	243.9	287.6	-15.2%	-19.0%
	$16,522.0	$13,656.9	21.0%	13.7%

Operating Unit Profit: (a)
Americas:
United States	$68.0	$28.7	137.6%	137.6%
Other Americas	35.7	26.5	34.5%	30.5%
	103.7	55.2	88.0%	86.1%
Southern Europe:
France	64.7	35.1	84.1%	68.4%
Italy	54.4	31.7	71.7%	58.1%
Other Southern Europe	7.9	4.4	81.6%	71.9%
	127.0	71.2	78.4%	64.0%

Northern Europe	160.8	87.2	84.4%	69.5%
APME	57.1	37.6	51.8%	38.4%
Right Management	4.2	20.3	-79.3%	-78.1%
	452.8	271.5
Corporate expenses	(92.4)	(70.4)
Intangible asset amortization expense	(28.9)	(28.1)
Reclassification of French business tax	62.9	47.6
Operating profit	394.4	220.6	78.8%	63.6%
Interest and other expenses (c)	(33.9)	(33.2)
Earnings before income taxes	$360.5	$187.4

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $9.8 million and $9.9 million for the nine months ended September 30, 2011 and 2010. These fees are primarily based on revenues generated by the franchise offices, which were $478.6 million and $457.0 million for the nine months ended September 30, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$32.5	$33.6
Interest income	(5.0)	(4.2)
Foreign exchange losses	2.0	2.5
Miscellaneous expenses, net	4.4	1.3
	$33.9	$33.2

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Sep. 30	Dec. 31
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$563.5	$772.6
Accounts receivable, net	4,342.0	3,844.1
Prepaid expenses and other assets	166.1	197.6
Future income tax benefits	58.2	59.7
Total current assets	5,129.8	4,874.0
Other assets:
Goodwill and other intangible assets, net	1,356.4	1,330.3
Other assets	416.8	355.1
Total other assets	1,773.2	1,685.4
Property and equipment:
Land, buildings, leasehold improvements and equipment	703.0	688.8
Less: accumulated depreciation and amortization	530.3	518.5
Net property and equipment	172.7	170.3
Total assets	$7,075.7	$6,729.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,458.7	$1,313.9
Employee compensation payable	221.8	240.2
Accrued liabilities	508.5	547.4
Accrued payroll taxes and insurance	719.8	677.7
Value added taxes payable	538.1	482.2
Short-term borrowings and current maturities of long-term debt	435.2	28.7
Total current liabilities	3,882.1	3,290.1
Other liabilities:
Long-term debt	268.2	669.3
Other long-term liabilities	399.4	373.1
Total other liabilities	667.6	1,042.4
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,824.1	2,781.7
Retained earnings	940.4	785.2
Accumulated other comprehensive income	63.1	87.0
Treasury stock, at cost	(1,302.7)	(1,257.8)
Total shareholders' equity	2,526.0	2,397.2
Total liabilities and shareholders' equity	$7,075.7	$6,729.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30
	2011	2010
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$188.0	$86.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	78.3	80.2
Deferred income taxes	(2.6)	(44.9)
Provision for doubtful accounts	19.5	22.0
Share-based compensation	24.7	17.9
Excess tax benefit on exercise of stock options	(1.2)	(0.8)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(521.7)	(730.2)
Other assets	(31.5)	17.9
Other liabilities	173.1	494.7
Cash used in operating activities	(73.4)	(56.4)
Cash Flows from Investing Activities:
Capital expenditures	(45.9)	(41.8)
Acquisitions of businesses, net of cash acquired	(32.1)	(260.6)
Proceeds from sales of property and equipment	4.3	3.1
Cash used in investing activities	(73.7)	(299.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	6.3	(19.5)
Proceeds from long-term debt	0.1	1.4
Repayments of long-term debt	(0.4)	(1.0)
Proceeds from share-based awards	18.8	15.0
Excess tax benefit on exercise of stock options	1.2	0.8
Repurchases of common stock	(42.7)	(34.8)
Dividends paid	(32.8)	(30.6)
Cash used in financing activities	(49.5)	(68.7)
Effect of exchange rate changes on cash	(12.5)	8.1
Change in cash and cash equivalents	(209.1)	(416.3)
Cash and cash equivalents, beginning of period	772.6	1,014.6
Cash and cash equivalents, end of period	$563.5	$598.3